Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Directors of Alcoa Corporation, a Delaware corporation (the “Company”), hereby constitute and appoint WILLIAM F. OPLINGER, MOLLY S. BEERMAN, JEFFREY D. HEETER, and MARISSA P. EARNEST, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration of the offer and sale of deferred compensation obligations under the Alcoa USA Corp. Deferred Compensation Plan and the Alcoa Corporation 2016 Deferred Fee Plan for Directors, as such plans may be amended and/or restated from time to time (collectively, the “Plans”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-1 or Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said deferred compensation obligations, or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys- in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney. This power of attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one power of attorney.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 20th day of September, 2018.

/s/ Michael G. Morris	/s/ James W. Owens
Michael G. Morris	James W. Owens
Director, Chairman of the Board of Directors	Director

/s/ Mary Anne Citrino	/s/ Carol L. Roberts
Mary Anne Citrino	Carol L. Roberts
Director	Director

/s/ Timothy P. Flynn	/s/ Suzanne Sitherwood
Timothy P. Flynn	Suzanne Sitherwood
Director	Director

/s/ Kathryn S. Fuller	/s/ Steven W. Williams
Kathryn S. Fuller	Steven W. Williams
Director	Director

/s/ James A. Hughes	/s/ Ernesto Zedillo
James A. Hughes	Ernesto Zedillo
Director	Director

/s/ James E. Nevels
James E. Nevels
Director